UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 5, 2020

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Hilton Worldwide Holdings Inc. ("We" or "Hilton" or the "Company") and certain of its subsidiaries are party to a Credit Agreement, dated as of October 25, 2013, as amended, which governs our senior secured credit facilities (the "Senior Secured Credit Facilities"). The Senior Secured Credit Facilities consist of: (i) a senior secured term loan facility (the "Existing Term Loans"), which matures on June 21, 2026, of which $2.6 billion remains drawn and outstanding thereunder; and (ii) a $1.75 billion senior secured revolving credit facility (the "Revolving Credit Facility"), $250 million of which is available in the form of letters of credit, which matures on June 5, 2024. The material terms of the Senior Secured Credit Facilities are described under "Description of Other Indebtedness—Senior Secured Credit Facilities" in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on September 20, 2019, which description is incorporated by reference herein.

As of December 31, 2019, approximately $195 million was outstanding under the Revolving Credit Facility and there were $60 million in outstanding letters of credit. On March 5, 2020, we provided notice to the lenders to borrow the remaining available amount under the Revolving Credit Facility so that a total of $1.75 billion (including $60 million in letters of credit) is currently outstanding. The current interest rate for borrowings under the Revolving Credit Facility is 2.18%.

Hilton increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the incremental Revolving Credit Facility borrowings are currently being held on Hilton’s balance sheet, resulting in total cash and cash equivalents of approximately $2.1 billion as of March 6, 2020. In accordance with the terms of the Senior Secured Credit Facilities, the proceeds from the incremental Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Senior Secured Credit Facilities.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 outbreak and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond the Company's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of the Company's information technology systems, growth of reservation channels outside of the Company's system, risks of doing business outside of the U.S., and the Company's indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under "Part I—Item 1A. Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kristin A. Campbell
Name:	Kristin A. Campbell
Title:	Executive Vice President, General Counsel and Secretary

Date: March 11, 2020